As filed with the Securities and Exchange Commission on August 7, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 333-262626

UNDER THE SECURITIES ACT OF 1933

__________________________

BATH & BODY WORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		31-1029810
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)

Three Limited Parkway Columbus, Ohio 43230 Telephone: (614) 415-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

__________________________

BATH & BODY WORKS, INC. 401(k) SAVINGS AND RETIREMENT PLAN (Full Title of the Plan)

Michael C. Wu Chief Legal Officer & Secretary Bath & Body Works, Inc. Three Limited Parkway Columbus, Ohio 43230 Telephone: (614) 415-7000

(Name and Address for Agent of Service) (Telephone number, including area code, of agent for service)

__________________________

With a copy to:
Travis Triano Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-3096

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for ☐ complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 for the following Registration Statement on Form S-8 (the “Prior Registration Statement”) is being filed by Bath & Body Works, Inc. (the “Registrant”) to terminate all offerings under the Prior Registration Statement and to deregister any and all shares of the Registrant’s common stock, par value $0.50 per share (the “Shares”), in the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan (together with all predecessor plans and all plans merged therein, the “Plan”), together with any and all plan interests, registered but unsold as of the date hereof thereunder (note that the Share numbers or amounts reflecting Shares listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

1.	Registration Statement on Form S-8, File No. 333-262626, filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2022, registering the offer and sale of 500,000 Shares issuable pursuant to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan, including plan interests registered thereunder.

The Registrant is no longer issuing securities under the Plan covered by the Prior Registration Statement. This Post Effective Amendment No. 1 to the Prior Registration Statement on Form S-8 is being filed in order to deregister all Shares and plan interests that were registered under the Prior Registration Statement and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 7th day of August, 2024.

BATH & BODY WORKS, INC.

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	Chief Legal Officer & Secretary, Bath & Body Works, Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned administrator of the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 7th day of August, 2024.

BATH & BODY WORKS, INC. 401(k) SAVINGS AND RETIREMENT PLAN

By:	/s/ David Andrew Meeting
	Name:	David Andrew Meeting
	Title:	Chair, Retirement Plan Committee, Bath & Body Works, Inc.

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statement in reliance upon Rule 478 under the Securities Act.